As filed with the Securities and Exchange Commission on August 14, 2018

Registration No. 333-75275

Registration No. 333-37976

Registration No. 333-38230

Registration No. 333-125671

Registration No. 333-132803

Registration No. 333-140107

Registration No. 333-155530

Registration No. 333-169599

Registration No. 333-206928

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-75275

FORM S-3 REGISTRATION STATEMENT NO. 333-37976

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-38230

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-125671

FORM S-3 REGISTRATION STATEMENT NO. 333-132803

FORM S-3 REGISTRATION STATEMENT NO. 333-140107

FORM S-3 REGISTRATION STATEMENT NO. 333-155530

FORM S-3 REGISTRATION STATEMENT NO. 333-169599

FORM S-3 REGISTRATION STATEMENT NO. 333-206928

UNDER

THE SECURITIES ACT OF 1933

JUNIPER PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	59-2758596
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

14 Schoolhouse Road

Somerset, New Jersey 08873

(732) 537-6200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven L. Fasman, Esq.

Senior Vice President, General Counsel and Secretary

Juniper Pharmaceuticals, Inc.

14 Schoolhouse Road

Somerset, New Jersey 08873

(732) 537-6200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Richard A. Silfen, Esq.

Barry Steinman, Esq.

Peter D. Visalli, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, Pennsylvania 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D., or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister all shares of the common stock, par value $0.01 per share (the “Shares”) of Juniper Pharmaceuticals, Inc., a Delaware corporation (the “Company”) that were registered on the following Registration Statements on Form S-3 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-3 (No. 333-75275) filed with the Commission on March 30, 1999, pertaining to the registration of an aggregate of 3,738,958 Shares on behalf of certain selling stockholders named in such Registration Statement;

•

Registration Statement on Form S-3 (No. 333-37976) filed with the Commission on May 26, 2000, pertaining to the registration of an aggregate of 153,933 Shares on behalf of certain selling stockholders named in such Registration Statement;

•

Registration Statement on Form S-3 (No. 333-38230) filed with the Commission on May 31, 2000, pertaining to the registration of an unspecified number of Shares, up to a maximum aggregate offering price of $75,000,000;

•

Registration Statement on Form S-3 (No. 333-125671) filed with the Commission on June 9, 2005, pertaining to the registration of an aggregate 3,900,000 Shares on behalf of certain selling stockholders named in such Registration Statement;

•

Registration Statement on Form S-3 (No. 333-132803) filed with the Commission on March 29, 2006, pertaining to the registration of an aggregate of 9,285,261 Shares on behalf of certain selling stockholders named in such Registration Statement;

•

Registration Statement on Form S-3 (No. 333-140107) filed with the Commission on January 19 2007, pertaining to the registration of an aggregate of 9,904,761 Shares on behalf of certain selling stockholders named in such Registration Statement;

•

Registration Statement on Form S-3 (No. 333-155530) filed with the Commission on November 28, 2008, pertaining to the registration of an unspecified number of Shares, shares of preferred stock, par value $0.01 per share (“Preferred Stock”), debt securities and warrants, up to a maximum aggregate offering price of $50,000,000;

•

Registration Statement on Form S-3 (No. 333-169599) filed with the Commission on September 27, 2010, pertaining to the registration of an aggregate of 14,752,886 Shares on behalf of certain selling stockholders named in such Registration Statement; and

•

Registration Statement on Form S-3 (No. 333-206928) filed with the Commission on September 14, 2015, pertaining to the registration of an unspecified number of Shares, Preferred Stock, warrants, rights to purchase Common Stock or Preferred Stock and units to purchase any of such securities in any combination, up to a maximum aggregate initial offering price of $100,000,000.

On July 2, 2018, the Company entered into an Agreement and Plan of Merger with Catalent Pharma Solutions, Inc., a Delaware corporation (“Parent”), and Catalent Boston, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), providing for, among other things, the merger of Purchaser with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on August 14, 2018.

As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Company hereby removes from registration any and all securities of the Company registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Somerset, State of New Jersey, on August 14, 2018.

JUNIPER PHARMACEUTICALS, INC.

By:	/s/ Steven L. Fasman
Name:	Steven L. Fasman
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to Rule 478 under the Securities Act, no other person is required to sign these Post-Effective Amendments to the Registration Statements.